Exhibit 10.16A

FACEBOOK INC.

AMENDMENT NO. 1

TO

CONVERSION AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of April 30, 2012, by and among Facebook, Inc., a Delaware corporation (the “Company”), and Mail.ru Group Limited (f/k/a Digital Sky Technologies Limited), a limited liability company incorporated under the laws of the British Virgin Islands (“Mail.ru”), DST Global Limited, a limited liability company incorporated under the laws of the British Virgin Islands (“DSTG”), DST Global II, L.P., a Cayman Islands exempted limited partnership (“DSTG II”), DST Global III, L.P., a Cayman Islands exempted limited partnership (“DSTG III”), DST USA Limited, a limited liability company incorporated under the laws of the British Virgin Islands (“DST USA”), and DST USA II Limited, a business company organized under the laws of the British Virgin Islands (“DST USA II”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Conversion Agreement (as defined below).

RECITALS

WHEREAS, the Company, Mail.ru, DSTG, DSTG II, DSTG III, DST USA, and DST USA II are parties to that certain Conversion Agreement, dated as of February 19, 2010 (the “Conversion Agreement”).

WHEREAS, Section 9 of the Conversion Agreement requires written consent of the Company, Mail.ru, DSTG, DSTG II, DSTG III, DST USA, and DST USA II to amend or waive provisions of the Conversion Agreement pursuant to this Amendment.

WHEREAS, the Company, Mail.ru, DSTG, DSTG II, DSTG III, DST USA, and DST USA II desire to amend the Conversion Agreement by making certain agreements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Section 5 of the Conversion Agreement. Subject to the effectiveness of this Amendment as set forth in Section 2 hereof, Section 5 of the Conversion Agreement is hereby amended and restated in its entirety as follows:

“Agreement Not to Sell. Reference is made to the Sixth Amended and Restated Investors’ Rights Agreement by and among the Company and the Investors (as defined therein), dated as of December 27, 2010 (the “Rights Agreement”). Notwithstanding the restrictions set forth in Section 2.14(a) of the Rights Agreement, Mail.ru, DSTG, DSTG II, DSTG III, DST USA, and DST

USA II (and any successors or assigns hereto) hereby agree that in connection with the initial public offering of the Company’s securities (the “Public Offering”) each of Mail.ru, DSTG, DSTG II, DSTG III, DST USA, and DST USA II and/or any of their respective affiliates, successors or assigns will not, during the period commencing on the date of the final prospectus relating to the Public Offering (the “Prospectus”) and ending on various dates thereafter as specified below, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock of the Company (the “Common Stock”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such entity or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (the transactions described in clauses (1) and (2) are referred to herein as a “Disposition”). For the purposes of this Section 5, “Total Shares” refers to shares of Common Stock in which such entity has an economic interest, on an as-converted to Common Stock basis but without giving effect to the sale of any shares of Common Stock by such entity pursuant to the underwriting agreement to be entered into in connection with the Public Offering (the “Underwriting Agreement”) pursuant to clause (a) below or thereafter pursuant to clause (b) below; “Restricted Period” shall refer to the periods beginning on the date of the Prospectus and expiring upon the dates ending 90, 210 and 365 days after the date of the Prospectus; and “Underwritten Shares” refers to the shares of Common Stock to be sold by such entity pursuant to the Underwriting Agreement (including any shares of Common Stock to be sold by such entity pursuant to the Underwriters’ over-allotment option).

The foregoing restrictions shall not apply to:

(a)	the Underwritten Shares actually sold by such entity;

(b)	on or after the date that is 91 days after the date of the Prospectus, the Disposition of a number of shares of Common Stock by such entity equal to the number of Underwritten Shares;

(c)

on or after the date that is 211 days after the date of the Prospectus, the Disposition by such entity of a number of shares of Common Stock by such entity equal to the number of Total Shares of such entity minus the number of shares of Common Stock to be released from the restrictions set forth in this Section 5 for the benefit of such entity pursuant to (a) and (b) above and (d) below;

(d)

on or after the date that is 366 days after the date of the Prospectus the Disposition by such entity of the lesser of (i) a number of shares of Common Stock equal to the number of Total Shares of such entity divided by two or (ii) such number of shares of Common Stock held by such entity that remain subject to the restrictions set forth in this Section 5 after giving effect to the releases for the benefit of such entity set forth in (a) and (b) above;

(e)

transactions relating to shares of Common Stock or other securities acquired by such entity in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(f)	transfers by such entity of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, or gifts;

(g)

transfers or distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by an entity that is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such entity or (B) as part of a distribution to an equity holder of such entity or to the estate of any such equity holder;

(h)	the sale of shares of Common Stock in an underwritten public offering that occurs during any applicable Restricted Period; and

(i)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock that continue to be subject to the restrictions of this Section 5 during any Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of a plan relating to such restricted shares shall be required of or voluntarily made by or on behalf of the undersigned or the Company;

provided that in the case of any transfer or distribution pursuant to clause (f) or (g) above, each transferee, donee or distributee shall agree to be bound by the provisions of this Section 5 as if a party hereto.

For the sake of clarity, Exhibit A attached hereto sets forth examples of the release of shares of Common Stock from the restrictions set forth in this Section 5 for the benefit of such entity pursuant to clauses (a) – (d) above.”

2. Effective Date of Amendment. This Amendment shall only be effective (i) as of the date of the Public Offering and (ii) if the per share price to the public for the Common Stock set forth in the Prospectus is equal to or greater than the lower end of the range of the per share price to the public for the Common Stock set forth in the first widely distributed preliminary prospectus related to the Public Offering; provided, however, that in no event shall this Amendment have any force and effect if the Underwriting Agreement has not been executed and delivered by September 30, 2012.

3. No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Conversion Agreement shall remain in full force and effect.

4. Effect of this Amendment. In the event of any inconsistency or conflict between the provisions of the Conversion Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the Conversion Agreement or in any exhibit or schedule thereto shall hereinafter refer to the Conversion Agreement, as amended by this Amendment.

5. Entire Agreement. This Amendment together with the Conversion Agreement, Side Letter Agreement, any amendments hereto or thereto and the Saverin Agreement constitute the full and entire understanding and agreement among the parties regarding the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

6. Miscellaneous. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties (x) irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment, (y) agree not to commence any suit, action or other proceeding arising out of or based upon this Amendment except in the federal or state courts located in the Northern District of California, and (z) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court. This Amendment may be executed in one or more counterparts.

[Signature Pages Follow]

The parties hereto have executed this Amendment as of the date first written above.

COMPANY:

FACEBOOK, INC.

By:	/s/ Theodore W. Ullyot
Theodore W. Ullyot, Vice President, General Counsel & Secretary

Address: 1601 Willow Road
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDMENT TO CONVERSION AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

Mail.ru Group Limited
(f/k/a Digital Sky Technologies Limited)

By:	/s/ Matthew Hammond
Name:	Matthew Hammond
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT TO CONVERSION AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

DST USA Limited

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

DST Global II, L.P.

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

DST Global III, L.P.

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

SIGNATURE PAGE TO AMENDMENT TO CONVERSION AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

DST Global Limited

By:	/s/ Michael Pittakis
Name:	Michael Pittakis
Title:	Director

DST USA II Limited

By:	/s/ Brett Armitage
Name:	Brett Armitage
Title:	Director

SIGNATURE PAGE TO AMENDMENT TO CONVERSION AGREEMENT

EXHIBIT A

Sample Release Timeline from Agreement Not to Sell

Example No. 1 – Shareholders permitted to sell 23% of holdings in Public Offering

Cumulative Percentage of Total Shares for which Restricted Period has Expired	No. of Days Since Date of Public Offering
23%	Underwritten Shares
46%	91 Days
50%	211 Days
100%	366 Days

Example No. 2 – Shareholders permitted to sell 30% of holdings in Public Offering

Cumulative Percentage of Total Shares for which Restricted Period has Expired	No. of Days Since Date of Public Offering
30%	Underwritten Shares
60%	91 Days
60%	211 Days
100%	366 Days